Exhibit 99.3

CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Kansas City 727 Acquisition LLC and Subsidiaries

Nine-Month Periods Ended September 30, 2015 and 2014

Kansas City 727 Acquisition LLC and Subsidiaries

Consolidated Financial Statements (Unaudited)

Nine-Month Periods Ended September 30, 2015 and 2014

Kansas City 727 Acquisition LLC and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	September 30
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$5,696,425	$6,179,015
Accounts receivable, net	19,100,711	15,470,548
Prepaid expenses and other assets	1,134,538	1,061,900

Total current assets	25,931,674	22,711,463
Intangible assets, net	318,196,768	295,394,960
Property and equipment, net	3,382,510	2,606,732
Other assets, net	3,155,224	3,350,327

Total assets	$350,666,176	$324,063,482

Liabilities and members’ equity
Current liabilities:
Accounts payable	$1,829,005	$1,494,139
Accrued commissions	1,917,575	1,625,967
Accrued expenses	6,017,827	4,145,983
Deferred rent	307,258	182,186
Deferred revenue	363,313	557,655
Current portion of long-term debt	1,500,000	1,125,000

Total current liabilities	11,934,978	9,130,930
Deferred rent, less current portion	500,784	308,513
Long-term debt, less current portion	160,757,661	147,412,472

Total liabilities	173,193,423	156,851,915
Members’ equity:
Accumulated members’ equity	177,105,347	166,860,723
Non-controlling interest	367,406	350,844

Total members’ equity	177,472,753	167,211,567

Total liabilities and members’ equity	$350,666,176	$324,063,482

See accompanying notes.

Kansas City 727 Acquisition LLC and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Nine-Month Period Ended September 30
	2015	2014
Revenue:
Advisory fees	$64,489,523	$54,213,551
Franchise royalty fees	6,017,077	8,019,132
Other	3,892,508	3,743,161

Total revenue	74,399,108	65,975,844
Operating expenses:
Compensation and benefits	29,326,612	25,911,892
General and administrative	9,915,351	7,540,314
Advertising and marketing	6,627,334	7,188,172
Depreciation and amortization	7,335,445	6,595,662
Loss on acquisition	—	1,747,383

Total operating expenses	53,204,742	48,983,423

Operating income	21,194,366	16,992,421
Other income:
Interest expense, net	(7,241,896)	(3,829,857)
Loss on debt refinancing	—	(1,600,213)
Other income, net	(13,824)	(622)

Income from continuing operations	13,938,646	11,561,729
Loss on discontinued operations	5,022	(2,739,723)

Consolidated net income	13,943,668	8,822,006
Loss attributable to non-controlling interest	113,591	(396)

Net income attributable to Kansas City 727 Acquisition LLC	$14,057,259	$8,821,610

See accompanying notes.

Kansas City 727 Acquisition LLC and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

	Nine-Month Period Ended September 30
	2015	2014
Operating activities
Net income	$14,057,259	$8,821,610
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,335,445	6,673,435
Loss on asset disposals	29,874	441,897
Amortization of debt issuance costs	333,416	513,470
Amortization of long-term debt premium/discount	164,584	37,472
Loss on debt refinancing	—	1,600,213
Non-controlling interest	(113,591)	396
Equity-based compensation	475,719	510,794
Net changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(2,015,190)	(1,563,550)
Prepaid expenses and other assets, net	47,507	186,485
Accounts payable	532,329	487,758
Accrued expenses and commissions	(487,811)	2,714,949
Deferred revenue	(57,510)	34,723
Deferred rent	293,137	(162,599)

Net cash provided by operating activities	20,595,168	20,297,053
Investing activities
Purchases of property and equipment	(1,634,546)	(957,623)
Cash paid for acquisitions, net of cash acquired	(30,208,268)	(16,900,016)

Net cash used in investing activities	(31,842,814)	(17,857,639)
Financing activities
Proceeds from borrowings on debt	22,000,000	158,500,000
Principal payments on debt	(8,125,000)	(74,000,000)
Debt issuance costs	—	(3,038,714)
Member contributions	131,355	878,641
Repurchase of equity units	(14,168)	(2,298,015)
Distributions paid to members	(6,172,955)	(81,142,656)

Net cash provided by (used in) financing activities	7,819,232	(1,100,744)

Net (decrease) increase in cash and cash equivalents	(3,428,414)	1,338,670
Cash and cash equivalents at beginning of year	9,124,839	4,840,345

Cash and cash equivalents at end of year	$5,696,425	$6,179,015

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$7,923,534	$3,187,434

See accompanying notes.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2015

1. Summary of Significant Accounting Policies

Description of Business

Kansas City 727 Acquisition LLC (KC LLC or the Company) is a holding company that conducts no operating activities other than through its interests in its subsidiaries. Through its wholly owned subsidiary, TMFS Holdings, LLC, and other indirect wholly owned subsidiaries, KC LLC provides independent, fee-based investment advisory and asset management services to retail investors under the trade name THE MUTUAL FUND STORE®. Through its indirect wholly owned subsidiary, The Mutual Fund Store, LLC, KC LLC also sells franchises for investment advisory and asset management services and provides investment advice and advisory services to a nationwide network of investment advisors doing business under the trade name THE MUTUAL FUND STORE®. KC LLC, through its wholly owned subsidiaries and franchisees, had approximately $9.5 billion and $9.3 billion of assets under management as of September 30, 2015 and 2014, respectively.

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles (GAAP) for complete financial statements. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements of KC LLC for the year ended December 31, 2014. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included.

Organization

KC LLC, a Delaware limited liability company, was organized on July 27, 2011, and was created for the purpose of acquiring all equity interests in TMFS Holdings, LLC. TMFS Holdings, LLC (Holdings), a Delaware limited liability company, was organized on February 8, 2006. KC LLC exists in perpetuity, unless terminated by agreement of the members. Under the terms of the operating agreement, the members of KC LLC are not liable for any debt obligation or liability of KC LLC. KC LLC has 40,937 Class A Common Units authorized and 100,000 Class B Common Units authorized. Effective September 15, 2011, members of Holdings contributed 100% of their member interests in Holdings in exchange for newly issued member interests in KC LLC. Certain of the newly issued membership units were redeemed and canceled. Simultaneously, the limited liability company agreement of Holdings was amended and restated to reflect Holdings becoming a wholly owned subsidiary of KC LLC, which resulted in Holdings

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

1. Summary of Significant Accounting Policies (continued)

becoming a single member LLC and being treated as a disregarded entity for federal income tax purposes. Kansas City 727 Acquisition Corporation (KC 727 Acquisition Corporation), an indirect wholly owned subsidiary of Warburg Pincus, acquired 30,354 membership units, or approximately 74% of the outstanding membership interests of KC LLC, and approximately 10,583 units, or 26% of the outstanding membership interests of KC LLC, were beneficially owned by management who retained the shares as rollover equity interests. These outstanding units represent all of the Class A Common Units. Because of the transaction, a new accounting basis for KC LLC was established.

Principles of Consolidation

The accompanying consolidated financial statements of the Company reflect the consolidated financial position and operating results of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. On an ongoing basis, the Company evaluates its business relationships such as those with franchisees to identify potential variable interest entities. Generally, franchisees qualify for a scope exception under the variable interest entity consolidation guidance. The Company has concluded that consolidation of any such entity is not appropriate for the periods presented.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Actual results may differ from those estimates.

New Accounting Pronouncements

In April 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The guidance requires debt issuance costs to be presented in the balance sheet as a deduction from the related debt liability rather than an asset. The recognition and measurement guidance for debt issuance costs are not affected by this guidance. The guidance is effective for fiscal years beginning after December 15, 2015, and interim periods beginning after December 15, 2016. Early adoption is permitted. The Company does not expect that this guidance will have a material impact on its consolidated financial statements.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

1. Summary of Significant Accounting Policies (continued)

In May 2014, the FASB issued Accounting Standard Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Under ASU 2014-09, an entity is required to follow a five-step process to determine the amount of revenue to recognize when promised goods or services are transferred to customers. ASU 2014-09 offers specific accounting guidance for costs to obtain or fulfill a contract with a customer. In addition, an entity is required to disclose sufficient information to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2018, and can be adopted either retrospectively or as a cumulative effect adjustment at the date of adoption, with early adoption not permitted. The Company is in the process of evaluating the potential future effect, if any, of ASU 2014-09 on its consolidated financial position, results of operations, and cash flows.

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which raises the threshold for a disposal to qualify as a discontinued operation and requires new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. ASU 2014-08 is effective for the Company in 2015. The Company will evaluate the adoption of ASU 2014-08 as transactions may occur that require evaluation using this guidance.

2. Accounts Receivable

Accounts receivable consisted of the following:

	September 30
	2015	2014
Investment advisory fees receivable	$15,502,655	$13,257,117
Franchise royalty fees receivable	473,420	837,264
Account servicing fees receivable	1,344,126	1,125,160
Marketing support receivable	1,666,667	—
Accounts receivable, other	149,024	275,371

	19,135,892	15,494,912
Less allowance for doubtful accounts	(35,181)	(24,364)

Accounts receivable, net	$19,100,711	$15,470,548

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

3. Property and Equipment

Property and equipment are recorded at cost and consist of the following:

	September 30
	2015	2014
Tenant improvements	$3,462,345	$2,538,545
Office furniture	1,482,452	1,075,651
Office equipment	828,328	723,557
Computer equipment	1,301,112	980,619
Computer software	1,309,464	994,557

	8,383,701	6,312,929
Less accumulated depreciation	(5,330,922)	(4,168,846)

	3,052,779	2,144,083
Work-in-progress	329,731	462,649

Property and equipment, net	$3,382,510	$2,606,732

Unamortized software cost was $221,488 and $233,356 for the nine-month periods ended September 30, 2015 and 2014, respectively. Amortization of software costs was $238,002 and $203,000 for the nine-month periods ended September 30, 2015 and 2014, respectively. Depreciation and amortization expense was $1,016,356 and $810,819 for the periods ended September 30, 2015 and 2014, respectively.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

4. Intangible Assets

Intangible assets consisted of the following as of September 30, 2015:

	Weighted Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer and franchise relationships	14.49	$114,124,000	$26,904,047	$87,219,953
Acquired franchise rights	3.75	9,302,583	2,628,868	6,673,715
Other intangibles	1.00	16,908	11,500	5,408

Total finite-lived intangible assets		123,443,491	29,544,415	93,899,076
Goodwill		135,954,692	—	135,954,692
Trade name		88,343,000	—	88,343,000

Total intangible assets		$347,741,183	$29,544,415	$318,196,768

Intangible assets consist of the following as of September 30, 2014:

	Weighted Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer and franchise relationships	14.12	$97,216,000	$19,618,139	$77,597,861
Acquired franchise rights	3.93	3,508,583	1,640,695	1,867,888

Total finite-lived intangible assets		100,724,583	21,258,834	79,465,749
Goodwill		127,586,211	—	127,586,211
Trade name		88,343,000	—	88,343,000

Total intangible assets		$316,653,794	$21,258,834	$295,394,960

Amortization expense was $6,319,203, and $5,784,843 for the nine-month periods ended September 30, 2015 and 2014, respectively.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

4. Intangible Assets (continued)

The change in goodwill from December 31, 2013 to September 30, 2014, and December 31, 2014 to September 30, 2015, is as follows:

Balance, December 31, 2013	$121,508,500
Additions due to acquisitions	6,077,711

Balance, September 30, 2014	$127,586,211

Balance, December 31, 2014	$127,586,211
Additions due to acquisitions	8,368,481

Balance, September 30, 2015	$135,954,692

5. Long-Term Debt

Long-term debt consists of the following as of September 30, 2015:

	Maturity Value	Unamortized Discount	Net Carrying Value
Senior secured term loan	$148,500,000	$(1,242,339)	$147,257,661
Senior secured revolving credit	15,000,000	—	15,000,000

Total long-term debt	$163,500,000	$(1,242,339)	$162,257,661

Long-term debt consists of the following as of September 30, 2014:

	Maturity Value	Unamortized Discount	Net Carrying Value
Senior secured term loan	$150,000,000	$(1,462,528)	$148,537,472
Senior secured revolving credit	—	—	—

Total long-term debt	$150,000,000	$(1,462,528)	$148,537,472

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

5. Long-Term Debt (continued)

Term and Revolving Loans

Prior to July 31, 2014, the Company’s interest rate expense was subject to the credit agreement entered into on September 15, 2011, and repriced effective April 29, 2013. The repricing amendment was executed to change the rates of the credit agreement as follows: (i) the applicable margin for any base rate loan and any revolving loan was reduced from 4.00% to no more than 3.25%, (ii) the applicable margin for any Eurodollar rate loan was reduced from 5.00% to no more than 4.25%, and (iii) the Eurodollar base rate floor of 1.50% was eliminated.

On July 31, 2014, the Company entered into a new credit agreement (the Credit Agreement) that provides for a $150,000,000 senior secured first lien term loan and a $20,000,000 senior secured revolving credit facility (collectively, the Loans). The Loans bear interest on the unpaid principal amount at variable rates and were issued with a $1,500,000 or 1% Original Issue Discount. The net proceeds from the Credit Agreement were used to repay borrowings from the previous credit agreement and to pay a $77,000,000 cash dividend to the Company’s parent.

Fees and interest on borrowings vary based on the Company’s consolidated leverage ratio and will be based on a margin over London Interbank Offered Rate (LIBOR) or a margin over the base rate as selected by the Company. The margin ranges from 4.25% to 4.50% for LIBOR loans or 3.25% to 3.50% for base rate loans and a commitment fee on the unused portion of the Credit Agreement ranging from 0.38% to 0.50%. The base rate represents the higher of (i) prime rate, (ii) the Federal Funds Effective Rate plus 0.50%, (iii) the Adjusted LIBOR plus 1.00%, or (iv) Alternative Base Rate floor of 2.00%.

Following July 31, 2014 and through September 30, 2015, the interest rate of 5.50% was based upon a Eurodollar rate (LIBOR). The loan made at LIBOR is at a rate per annum equal to the sum of the higher of (i) the Eurodollar rate applicable to the proposed Eurodollar interest rate period or (ii) 1.0% per annum (the Eurodollar interest rate floor) plus a margin of 4.50% per annum.

The Company is a guarantor to the Guaranty and Security Agreement dated July 31, 2014, which pledges all of the Company’s assets and rights as collateral against the Loans outstanding under the Credit Agreement. The Loans mature on July 30, 2021. The Credit Agreement calls for mandatory scheduled quarterly term loan principal payments totaling $375,000, beginning December 31, 2014, and continuing quarterly for a period of seven years. The remaining outstanding balance is due at maturity on July 30, 2021. Additionally, the Company may prepay

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

5. Long-Term Debt (continued)

the outstanding principal amount of any Loan in whole or in part at any time. Further, beginning with the fiscal year ending December 31, 2015, the Company may be required to make mandatory prepayments based upon an annual excess cash flow calculation, as defined in the Credit Agreement.

At September 30, 2014, there was a $150,000,000 outstanding balance on the term loan, bearing interest at 5.50% annually, and a $0 outstanding balance on the revolving loan. At September 30, 2015, there was a $148,500,000 outstanding balance on the term loan, bearing interest at 5.50% annually, and a $15,000,000 outstanding balance on the revolving loan, bearing interest at 4.44% annually.

Discount on Debt

In connection with the July 31, 2014, credit agreement, the Company recorded a discount on debt of $1,500,000, which the discount on debt reflects the difference between the proceeds received from the issuance of the debt and the face amount to be repaid over the life of the debt. The discount is amortized as additional interest expense over the life of the debt using the effective interest method. For the nine-month period ended September 30, 2014, $37,472 of the discount was amortized as additional interest expense using the effective interest method. For the nine-month period ended September 30, 2015, $164,584 of the discount was amortized as additional interest expense using the effective interest method.

Debt Issuance Costs

In connection with the July 31, 2014 Credit Agreement, the Company recorded $3,038,714 of debt issuance costs. The Company capitalizes costs associated with the issuance of debt and amortizes them over the lives of the debt as additional interest expense using the effective interest method. Deferred debt issuance costs are classified in other assets on the accompanying consolidated balance sheets and totaled $2,516,742 and $2,962,802 net of accumulated amortization of $521,972 and $75,912 for the periods ended September 30, 2015 and 2014, respectively. Amortization of debt issuance costs is included in interest expense on the consolidated statements of income and totaled $333,416 and $75,912 for the nine-month periods ended September 30, 2015 and 2014, respectively. Additionally, $1,593,963 of debt issuance costs and $6,250 of related prepaid expenses were written off in connection with the debt retirement for the nine-month period ended September 30, 2014, and are reflected as loss on debt refinancing on the consolidated statement of income.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

6. Equity

Membership Units

KC LLC has 40,639 Class A Common Units authorized, and all are outstanding at September 30, 2015. Additionally, there are 100,000 Class B Common Units authorized, of which 5,038 are outstanding at September 30, 2015. The Company repurchased 298 Class A Common Units for $2,298,015 during 2014. All of these Common Units have voting rights and share pro rata in the profits and losses. Certain Common Units have certain restrictions that limit transferability and other rights.

7. Acquisitions

In January 2015, TMFS Insurance Agency, LLC, a wholly owned affiliate of Holdings, purchased substantially all assets and the ongoing operations of S.W.I, Inc. for a purchase price of $212,000. The Company paid $150,000 on January 12, 2015. Pursuant to the Asset Purchase Agreement, $62,000 was held back by the Company and will be paid in cash as two separate earn-out payments in April 2016 and in April 2017 if certain conditions are met. S.W.I, Inc. is a life insurance agency. Substantially all of the purchase price was allocated primarily to goodwill.

In April 2015, TMFS Advisors, LLC, a wholly owned affiliate of Holdings, purchased substantially all assets and the ongoing operations of Palantir Capital Management, LTD for a purchase price of $1,069,676. The Company paid $415,026 on April 1, 2015. Pursuant to the Asset Purchase Agreement, $654,650 was held back by the Company and will be paid in cash as two separate earn-out payments in April 2016 and in April 2017 if certain conditions are met. Palantir Capital Management, LTD is a registered investment advisor in Houston, Texas. Substantially all of the purchase price was allocated to intangible assets, including customer relationships and goodwill.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

7. Acquisitions (continued)

During the period ended September 30, 2015, the Company purchased the assets and operations of seven franchised stores as detailed below.

Date Acquired
THE MUTUAL FUND STORE® – Jacksonville, LLC	January 2015
THE MUTUAL FUND STORE® – Charlotte, LLC	January 2015
THE MUTUAL FUND STORE® – Sacramento, LLC	April 2015
THE MUTUAL FUND STORE® – Chicago, Inc.	May 2015
THE MUTUAL FUND STORE® – Albuquerque	May 2015
THE MUTUAL FUND STORE® – Albany, LLC	June 2015
THE MUTUAL FUND STORE® – Minneapolis	June 2015

The following table summarizes the allocation of the aggregate purchase price to the net assets acquired from all the seven locations listed above.

Advisory fees receivable	$1,402,388
Other assets	341,449
Accrued liabilities	(333,049)
Customer relationships	15,945,000
Franchise rights	5,794,000
Goodwill	8,067,035

Total purchase price	$31,216,823

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

7. Acquisitions (continued)

During period ended September 30 2014, the Company purchased the assets and operations of nine franchised stores as detailed below.

Date Acquired
THE MUTUAL FUND STORE® – Seattle (two stores)	January 2014
TMFS Capital Partners, LLC (stores in Dallas, TX, and Tulsa, OK)	January 2014
THE MUTUAL FUND STORE® – Fresno	January 2014
THE MUTUAL FUND STORE® – Wichita	February 2014
THE MUTUAL FUND STORE® – Dayton	June 2014
Schieber Financial Group (two stores)	June 2014

The following table summarizes the allocation of the aggregate purchase price to the net assets acquired from all the nine locations listed above:

Advisory fees receivable	$535,800
Other assets	148,336
Accrued liabilities	(249,027)
Loss on acquisition	1,747,383
Customer Relationships	6,605,000
Franchise Rights	1,281,000
Goodwill	6,077,711

Total purchase price	$16,146,203

8. Discontinued Operations

In September 2014, the Company elected to discontinue operations at its New York City metropolitan stores. In connection with the closure of these stores, the Company recorded non-cash impairment charges of $428,587 in 2014, attributable to the carrying value of certain property and equipment.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

8. Discontinued Operations (continued)

The net gain (loss) on discontinued operations totaled $5,022 and $(2,739,723) during the nine-month periods ended September 30, 2015 and 2014, respectively, and is included on the accompanying consolidated statements of income. Depreciation expense related to discontinued operations totaled $0 and $77,773 during the nine-month periods ended September 30, 2015 and 2014, respectively, and is included in loss on discontinued operations on the accompanying consolidated statements of income and in depreciation and amortization expense on the accompanying consolidated statements of cash flows. Amortization expense on intangible assets related to discontinued operations was $0 during the nine-month periods ended September 30, 2014 and 2014. Radio advertising expense related to discontinued operations was $0 and $1,076,896 for the periods ended September 30, 2015 and 2014, respectively, and is included in loss on discontinued operations on the accompanying consolidated statements of income.

The following amounts have been segregated from continuing operations and are included in loss on discontinued operations on the accompanying consolidated statements of income:

	Nine-Month Period Ended September 30
	2015	2014
Revenue	$—	$80,793
Net gain (loss) on discontinued operations	5,022	(2,739,723)

9. Subsequent Events

The Company evaluated subsequent events and transactions for potential recognition or disclosure in the accompanying consolidated financial statements through January 29, 2016, the date the consolidated financial statements were available for issuance.

After September 30, 2015, TMFS Advisors, LLC, a wholly owned affiliate of Holdings, purchased substantially all assets and the ongoing operations of three company franchisees. The total purchase prices were $6,358,109 of which the majority was paid in cash during 2015. The Company expects that substantially all of the purchase prices will be allocated to intangible assets, including customer relationships and goodwill.

Kansas City 727 Acquisition LLC and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (continued)

9. Subsequent Events (continued)

On December 31, 2015, TMFS – Houston, LLC, a wholly owned affiliate of Holdings, purchased the remaining 49% non-controlling interest of TMFS – Houston I and II, LLC for a purchase price of $1,391,562.

On November 5, 2015, Financial Engines announced it would acquire the Company, for total consideration of approximately $560 million, including cash and stock.